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                                                                     EXHIBIT 4.5


                                                                [EXECUTION COPY]

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                       MASTER COLLATERAL AGENCY AGREEMENT

                                      among


                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                          as a grantor and as Servicer,

              THRIFTY CAR RENTAL FINANCE CORPORATION, as a grantor,
                   as a Financing Source and as a Beneficiary,

                    VARIOUS FINANCING SOURCES PARTIES HERETO,

                      VARIOUS BENEFICIARIES PARTIES HERETO,

                                       and

                             BANKERS TRUST COMPANY,
                    not in its individual capacity but solely
                           as Master Collateral Agent


                          Dated as of December 13, 1995


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                                TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----
                                    ARTICLE I

                               CERTAIN DEFINITIONS

  1.1.  Certain Definitions................................................  2
  1.2.  Cross References; Headings......................................... 11
  1.3.  Interpretation..................................................... 11

                                   ARTICLE II

                      MASTER COLLATERAL AGENT AS LIENHOLDER
                              FOR THE BENEFICIARIES

  2.1.  Security Interest.................................................. 12
  2.2.  Designation of Beneficiaries; Beneficiaries' Rights
            Limited........................................................ 16
  2.3.  Redesignation of Beneficiaries..................................... 17
  2.4.  Servicer's Fleet Report............................................ 19
  2.5.  Master Collateral Account.......................................... 19
  2.6.  Certificates of Title.............................................. 22
  2.7.  Notation of Liens; Release of Collateral........................... 23
  2.8.  Power of Attorney.................................................. 24

                                   ARTICLE III

                                  THE SERVICER

  3.1.  Acceptance of Appointment.......................................... 24
  3.2.  Servicer Functions................................................. 24
  3.3.  The Servicer Not to Resign......................................... 25
  3.4.  Servicing Rights of Master Collateral Agent........................ 26
  3.5.  Incumbency Certificate............................................. 26

                                   ARTICLE IV

                           THE MASTER COLLATERAL AGENT

  4.1.  Appointment........................................................ 26
  4.2.  Representations.................................................... 28
  4.3.  Exculpatory Provisions............................................. 29
  4.4.  Limitations on Powers and Duties of the Master Collateral
            Agent.......................................................... 29
  4.5.  Resignation and Removal of Master Collateral Agent................. 32
  4.6.  Status of Successors to Master Collateral.......................... 34
  4.7.  Merger of the Master Collateral Agent.............................. 34
  4.8.  Compensation and Expenses.......................................... 34


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  4.9.  Stamp, Other Similar Taxes and Filing Fees......................... 35
  4.10. Indemnification.................................................... 35

                                    ARTICLE V

                                  MISCELLANEOUS

  5.1.  Amendments, Supplements and Waivers................................ 36
  5.2.  Notices............................................................ 36
  5.3.  Severability....................................................... 37
  5.4.  Counterparts....................................................... 37
  5.5.  Conflicts with Financing Documents; Reservation of
            Rights......................................................... 37
  5.6.  Binding Effect..................................................... 37
  5.7.  Governing Law...................................................... 38
  5.8.  Effectiveness...................................................... 38
  5.9.  Termination of Beneficiary......................................... 38
  5.10. Termination of this Agreement...................................... 38
  5.11. Assignment by Financing Sources.................................... 38
  5.12. Thrifty Finance Related Documents.................................. 38
  5.13. No Bankruptcy Petition Against Financing Sources................... 39
  5.14. Jurisdiction; Consent to Service of Process........................ 39
  5.15. Waiver of Jury Trial............................................... 40
  5.16. Insurance Notification............................................. 40

EXHIBITS

Exhibit A   Supplement
Exhibit B   Servicer's Fleet Report
Exhibit C   Certificate of Title Locations
Exhibit D   Power of Attorney
Exhibit E   Assignment Agreement
Exhibit F   List of New York, New York and Tulsa, Oklahoma
              Bank Holidays
Exhibit G   Investment Standing Instruction


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                       MASTER COLLATERAL AGENCY AGREEMENT

      This MASTER COLLATERAL AGENCY AGREEMENT, dated as of December 13, 1995, among THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), as servicer (in such capacity, the "Servicer") and as a grantor, THRIFTY CAR RENTAL FINANCE CORPORATION, an Oklahoma corporation ("Thrifty Finance"), as a grantor, Thrifty Finance and all other parties which from time to time execute a Supplement hereto as a Financing Source (each, a "Financing Source" and collectively, the "Financing Sources"), BANKERS TRUST COMPANY (in its capacity as trustee under the Indenture (defined herein)), Thrifty Finance and all other parties which from time to time execute a Supplement hereto as a Beneficiary (each, a "Beneficiary" and collectively, the "Beneficiaries"), and BANKERS TRUST COMPANY, not in its individual capacity but solely as master collateral agent for the Beneficiaries (in such capacity, the "Master Collateral Agent").

                                   BACKGROUND

      1. Thrifty owns, and will from time to time hereafter acquire or lease, certain motor vehicles for use in its franchise and leasing business.

      2. Thrifty Finance may on the date hereof and from time to time hereafter
(a) extend financing to Thrifty secured by, among other things, certain motor vehicles and related rights, and (b) acquire certain motor vehicles to be leased to Thrifty for use in its franchise and leasing business.

      3. Each of Thrifty and Thrifty Finance may from time to time obtain financing with respect to such motor vehicles acquired by it or obtain credit enhancement to support such financing from other Persons (including, with respect to Thrifty, Thrifty Finance) which are or shall hereafter become parties hereto as Financing Sources or which are or shall hereafter be named as Beneficiaries with respect to a Financing Source.

      4. Bankers Trust Company has agreed to act as Master Collateral Agent, and in its capacity as Master Collateral Agent to be named as the lienholder on the Certificates of Title for the vehicles (other than the Existing Fleet) in which an interest is granted hereunder, for the benefit of the Beneficiaries from time to time.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
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                                    ARTICLE I

                               CERTAIN DEFINITIONS

      SECTION 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below, or set forth in another section hereof or in any other agreement, as indicated below.

      "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means (a) the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise or (b) beneficial ownership of 10% or more of the voting common equity of a Person; and "controlled" and "controlling" have meanings correlative to the foregoing.

      "Agreement" means this Master Collateral Agency Agreement.

      "Assignment Agreement" means a Vehicle Disposition Program Assignment Agreement, substantially in the form attached as Exhibit E hereto, or in such other form as is acceptable to each Rating Agency, between either Thrifty Finance or Thrifty, as assignor and the Master Collateral Agent, as assignee, and acknowledged by the applicable Manufacturer, pursuant to which Thrifty Finance or Thrifty will assign to the Master Collateral Agent all of its right, title and interest in, to and under each Vehicle Disposition Program described therein, to the extent related to the Master Collateral Vehicles.

      "Auction" means the set of procedures specified in a Vehicle Disposition Program for sale or disposition of Program Vehicles through auctions and at auction sites designated by such Vehicles' Manufacturer pursuant to such Vehicle Disposition Program.

      "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

      "Beneficiary" has the meaning set forth in the preamble.

      "BOK" means the Bank of Oklahoma, National Association, a national banking association.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Tulsa, Oklahoma and in the city in which the


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Corporate Trust Office is located are authorized or obligated by law or executive order to be closed. The attached Exhibit F, to be updated each December 31st by the Servicer, lists the bank holidays in New York, New York and Tulsa, Oklahoma.

      "Capitalized Cost" means, with respect to Master Collateral Vehicle, the Initial Acquisition cost of such Master Collateral Vehicle, less any Incentive Payments used to reduce the Initial Acquisition cost of such Vehicle, in accordance with the applicable Manufacturer incentive program or generally accepted accounting principles, and due from the Manufacturer with respect to such Master Collateral Vehicle.

      "Certificate of Title" means, with respect to each Master Collateral Vehicle, the certificate of title applicable to such Master Collateral Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Master Collateral Vehicle.

      "Chrysler" means Chrysler Corporation, a Delaware corporation.

      "Closing Date" means December 21, 1995.

      "Corporate Trust Office" means the principal corporate trust office of the Master Collateral Agent, located, on the date of the execution of this Agreement, at 4 Albany Street, 10th Floor, New York, New York 10006, Attn:
Corporate Trust and Agency Group Attn: (Structured Finance) or at such other address as the Master Collateral Agent may designate from time to time by notice to Thrifty.

      "Default" means any event of default or amortization event or any default or any event, act or condition which with the lapse of time or notice or both would become an event of default or amortization event (other than any scheduled amortization event) under any of the Financing Documents.

      "Depreciation Charge" means with respect to any Master Collateral Vehicle which is a Related Vehicle of a Beneficiary, Depreciation Charge as defined in the Financing Documents related to such Beneficiary, and if Depreciation Charge is not defined in such Financing Documents, "Depreciation Charge" means, for any date of determination, (a) with respect to any Program Vehicle, the scheduled daily depreciation charge set forth by the Manufacturer in its Vehicle Disposition Program for such Master Collateral Vehicle calculated as set forth in such Vehicle Disposition Program, and (b) with respect to any Non-Program Vehicle, the scheduled daily depreciation charge for such Master Collateral Vehicle set forth by the Servicer in the Depreciation Schedule for such Master Collateral Vehicle. If such charge is


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expressed as a percentage, the Depreciation Charge for such Master Collateral
Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Master Collateral Vehicle.

      "Depreciation Schedule" means a schedule of estimated daily depreciation prepared by the Servicer, and revised from time to time in the Servicer's sole discretion, with respect to each type of Non-Program Vehicle that is a Master Collateral Vehicle.

      "Determination Date" means the fifth Business Day prior to the twenty-fifth (25th) day of each calendar month.

      "Disposition Date" means:

            (a) with respect to any Program Vehicle, (i) if such Vehicle was sold at Auction or returned to a Manufacturer for repurchase, pursuant to the applicable Vehicle Disposition Program, the date on which such Program Vehicle is sold at Auction or accepted for return by such Manufacturer or its agent and, in each case, the Depreciation Charges ceased to accrue pursuant to such Vehicle Disposition Program, or (ii) if such Program Vehicle was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer's Vehicle Disposition Program or to a third party through an Auction conducted by or through or arranged by the Manufacturer pursuant to its Vehicle Disposition Program), the date on which title to the Master Collateral Vehicle is transferred in connection with such sale, and

            (b) with respect to any Non-Program Vehicle, the date on which title to the Master Collateral Vehicle is transferred in connection with such sale.

      "Disposition Period" means, with respect to any Master Collateral Vehicle, the period between the minimum holding period (prior to which Thrifty may not return such Master Collateral Vehicle without a penalty) and the maximum holding period (after which Thrifty may not return such Master Collateral Vehicle without a penalty) specified in the related Vehicle Disposition Program.

      "Disposition Proceeds" means the net proceeds from the sale or disposition of a Master Collateral Vehicle to any Person.

      "Eligible Vehicle" means a Master Collateral Vehicle meeting the requirements for, as applicable, acquisition, financing, refinancing and/or leasing under the Financing Documents relating thereto.


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      "Eligible Vehicle Disposition Program" means a Vehicle Disposition Program offered by an Eligible Manufacturer that meets the eligibility criteria specified in the Financing Documents relating thereto.

      "Existing Fleet" means Master Collateral Vehicles owned by Thrifty prior to the commencement of this Agreement.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financing Documents" means any and all agreements, instruments and contracts evidencing or related to any financing arrangements between Thrifty or Thrifty Finance and a Financing Source providing for the making of loans to Thrifty or Thrifty Finance, the purchase of assets or undivided interests in assets, the lease to Thrifty of Master Collateral Vehicles, or any other arrangement providing for the financing of Master Collateral Vehicles, as the same may be amended, supplemented, extended or otherwise modified from time to time in accordance with their respective terms.

      "Financing Source" means any party to this Agreement designated as a "Financing Source" on the signature page hereof or added as a Financing Source party hereto by the execution and delivery of a Supplement.

      "Fitch" means Fitch Investors Service, L.P.

      "Fleet Report" means the monthly report substantially in the form of Exhibit B hereto required to be delivered by the Servicer to the Master Collateral Agent pursuant to Section 2.4 hereof.

      "Franchise Agreement" means a franchise agreement, license agreement or other similar agreement (however designated) between Thrifty and a Franchisee in connection with the operation of a rental car business and related business activities in a designated territory using the Thrifty name and marks, whether now existing or hereafter made or entered into, including any amendments, modifications or supplements thereto or restatements thereof, but excluding any Sublease.

      "Franchisee" means any Person licensed under a Franchise Agreement.

      "Guaranteed Payment" means a payment from the applicable Manufacturer pursuant to such Manufacturer's Vehicle Disposition Program, upon disposition of such Master Collateral Vehicle by the owner thereof at an Auction.

      "Incentive Payment", with respect to any Program Vehicle or Non-Program Vehicle subject to any form of incentive program maintained by the Manufacturer thereof, means a payment (other


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than a Guaranteed Payment or a Repurchase Payment) from such Manufacturer, pursuant to and in accordance with the terms and conditions of such an incentive program relating to such Program Vehicle or Non-Program Vehicle.

      "Incumbency Certificate" has the meaning set forth in Section 3.5.

      "Indenture" means the Base Indenture, dated as of December 13, 1995, between Thrifty Finance and Bankers Trust Company, as trustee, as the same may be amended, modified or supplemented from time to time in accordance with its terms, together with all of its supplements, as the same may be amended, modified or supplemented from time to time in accordance with the terms of the Indenture.

      "Initial Acquisition Cost" means, with respect to each Master Collateral Vehicle, the costs and expenses incurred in connection with the acquisition of such Master Collateral Vehicle by Thrifty or Thrifty Finance from the dealer selling such Master Collateral Vehicle, as more specifically defined in the Financing Documents related to the applicable Financing Source.

      "Investment Company Act" means the Investment Company Act of 1940, as amended.

      "Investment Standing Instruction" has the meaning set forth in Section 2.5(f) hereof.

      "Lease" means the Master Motor Vehicle Lease and Servicing Agreement, as supplemented by the lease annexes, dated as of December 13, 1995, by and between Thrifty Finance, as the lessor and Thrifty, in its capacity as lessee and as servicer.

      "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

      "Manufacturer" means a manufacturer of Master Collateral Vehicles.

      "Master Collateral" has the meaning set forth in Section 2.1(b).


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      "Master Collateral Account" has the meaning set forth in Section 2.5.

      "Master Collateral Agent" has the meaning set forth in the preamble, and includes any permitted successor to Bankers Trust Company in its capacity as Master Collateral Agent.

      "Master Collateral Vehicles" means the Thrifty Master Collateral Vehicles and the Thrifty Finance Master Collateral Vehicles.

      "Net Book Value" means, with respect to any Master Collateral Vehicle, as of any date of determination, the Capitalized Cost of such Master Collateral Vehicle minus the aggregate Depreciation Charges accrued with respect to such Master Collateral Vehicle through the last day of the Related Month and/or as more specifically calculated in accordance with the Financing Documents for the related Financing Source.

      "Non-Program Vehicle" means a Master Collateral Vehicle that, when acquired by Thrifty Finance or Thrifty from a Manufacturer eligible under the related Financing Documents or when so designated by the Servicer, in each case subject to certain limitations described in the applicable Financing Documents, is not eligible for inclusion in any Eligible Vehicle Disposition Program.

      "Notes" means the notes issued by Thrifty Finance pursuant to the Indenture.

      "Officer's Certificate" means, with respect to any Person, a certificate signed by the President, any Vice President, the Secretary, the Treasurer or any other person designated as an authorized officer by the board of directors of such Person.

      "Permitted Investments" means negotiable instruments or securities maturing on or before the Payment Date next occurring after the investment therein, represented by instruments in bearer, registered or book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on


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the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1+" and from Fitch of at least "F-1" (if rated by Fitch), in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's of at least "AA" and from Fitch of at least "A" (if rated by Fitch), in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Standard & Poor's of "A-1+" and from Fitch of at least "F-1" (if rated by Fitch); (iv) demand deposits or time deposits which are fully insured by the FDIC; (v) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds rated at least "AAm" by Standard & Poor's or otherwise approved in writing by Standard & Poor's and rated at least "A" by Fitch (if rated by Fitch); (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+" and from Fitch of at least "F-1" (if rated by Fitch); (viii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vii) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's and of at least "F-1" from Fitch (if rated by Fitch) or which otherwise is approved as to collateralization by the Rating Agencies; and (ix) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any series of Notes.

      "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, joint stock company, trust, unincorporated organization, or any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

      "Program Vehicle" means any Master Collateral Vehicle which, at the time of its acquisition by Thrifty or Thrifty Finance or any other Financing Source under the applicable Financing Documents, is eligible under an Eligible Vehicle Disposition Program offered by its Manufacturer.

      "Pro rata" means, at any time as to any interest or amount with respect to any Beneficiary, a fraction, the numerator of which is the aggregate indebtedness and other obligations of each of Thrifty and Thrifty Finance, as applicable, then owing to the applicable Financing Source for the benefit of such Beneficiary and the denominator of which is the aggregate indebtedness and


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other obligations of each of Thrifty and Thrifty Finance, as applicable, then owing to all Financing Sources; provided, however, that if a Beneficiary must return any amount paid with respect to such obligations for any reason, such returned amounts shall be reinstated as obligations for purposes of the foregoing calculation.

      "Qualified Institution" means a depositary institution or trust company (which may include the Master Collateral Agent) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and (i) has a long-term indebtedness rating from Standard & Poors of not lower than "AA" and from Fitch of not lower than "A" and a short-term indebtedness rating from Standard & Poor's of not lower than "A-1+" and from Fitch of not lower than "F-1", or (ii) has such other rating which has been approved by the Rating Agencies, or (iii) is otherwise approved by the Rating Agencies.

      "Rating Agencies" means, at any time of determination, any rating agency, to the extent such agency, at the request of Thrifty or Thrifty Finance pursuant to the applicable Financing Documents, is then rating the outstanding securities or indebtedness of any Financing Source.

      "Redesignation" has the meaning set forth in Section 2.2.

      "Related Master Collateral" has the meaning set forth in Section 2.2.

      "Related Month" means, with respect to any date, the period from and including the first day of the calendar month preceding the month in which such date falls, to and including the last day of such calendar month; provided, however, that (for all purposes other than determining Depreciation Charges) the initial Related Month shall also include the period from and including the date of issuance of the first series of Notes to and including the last day of the calendar month in which the issuance of the first series of Notes occurs.

      "Related Vehicles" has the meaning set forth in Section 2.2.

      "Reporting Date" means the Business Day next succeeding the Determination Date.

      "Repurchase Payment", with respect to any Program Vehicle subject to repurchase by the Manufacturer thereof, means a payment by such Manufacturer, pursuant to the Manufacturer's Vehicle Disposition Program, to repurchase such Vehicle in accordance with its Vehicle Disposition Program.


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      "Required Beneficiaries" means, at any time, Beneficiaries (other than
Thrifty, if applicable) that are beneficiaries in respect of, or that represent or act on behalf of Financing Sources (other than Thrifty, if applicable) that hold (including by way of pledge or assignment), more than 50% of the outstanding principal amount of indebtedness of Thrifty or Thrifty Finance under the Financing Documents at such time (excluding any retained interest of Thrifty or Thrifty Finance thereunder).

      "Responsible Officer" means, with respect to the Master Collateral Agent, any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any officer performing functions similar to those customarily performed by the person who at the time shall be such officer.

      "Servicer" has the meaning set forth in the preamble.

      "Standard & Poor's" means Standard & Poor's Structured Ratings, a division of the McGraw-Hill Companies, Inc.

      "Sublease" means a standardized lease agreement, for the leasing of Master Collateral Vehicles, between Thrifty, as lessor, and a Franchisee of Thrifty that meets the normal credit and other approval criteria of Thrifty and which may be an affiliate of Thrifty, as lessee.

      "Supplement" means a supplement to this Agreement, substantially in the form of Exhibit A hereto.

      "Thrifty" has the meaning set forth in the preamble.

      "Thrifty Agents" has the meaning set forth in Section 3.5.

      "Thrifty Finance" has the meaning set forth in the preamble.

      "Thrifty Finance Master Collateral" has the meaning set forth in Section 2.1(b).

      "Thrifty Finance Master Collateral Vehicles" has the meaning set forth in
Section 2.1(b)(i).

      "Thrifty Master Collateral" has the meaning set forth in Section 2.1(a).

      "Thrifty Master Collateral Vehicles" has the meaning set forth in Section 2.1(a)(i).

      "Trustee" means Bankers Trust Company in its capacity as trustee under the Indenture unless a successor Person shall have become the trustee pursuant to the applicable provisions of the


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Indenture, and thereafter "Trustee" shall mean such successor Person.

      "Uniform Commercial Code" or "UCC" means, with respect to a particular jurisdiction, the Uniform Commercial Code as in effect from time to time in such jurisdiction, or any successor statute thereto.

      "Vehicle Disposition Program" means a program pursuant to which a Manufacturer has agreed, subject to the terms and conditions thereof, to guarantee the maximum daily depreciation levels of, or to repurchase, Master Collateral Vehicles manufactured by it or one of its Affiliates during the specified Disposition Period.

      "Vehicle Term", with respect to each Master Collateral Vehicle, will have the meaning set forth in the Financing Documents for the Financing Source with respect to such Master Collateral Vehicle.

      SECTION 1.2. Cross References; Headings. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Annex, Section, Schedule and Exhibit references contained in this Agreement are references to Annexes, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

      SECTION 1.3. Interpretation. In this Agreement, unless the context otherwise requires:

            (a) the singular includes the plural and vice versa;

            (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

            (c) reference to any gender includes the other gender;

            (d) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term;

            (e) "or" is not exclusive;


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

            (f) provisions apply to successive events and transactions; and

            (g) with respect to the determination of any period of time, "from" means "from and including" and "to" and "through" mean "to but excluding".

                                   ARTICLE II

                      MASTER COLLATERAL AGENT AS LIENHOLDER
                              FOR THE BENEFICIARIES

      SECTION 2.1. Security Interest.

      (a) Grant by Thrifty. As security for the payment of the respective obligations from time to time owing by Thrifty to each Financing Source (or any Beneficiary as assignee thereof) under the related Financing Documents, Thrifty hereby grants, pledges and assigns to the Master Collateral Agent, for the benefit of the Beneficiaries (to the extent set forth in Sections 2.2 and 2.3), subject to the provisions of subsection (c) below, a continuing, first priority Lien on all right, title and interest of Thrifty in, to and under the following, whether now or hereafter existing or acquired (the "Thrifty Master Collateral"):

            (i) all vehicles (A) acquired, financed or refinanced with funds provided by any Financing Source or Beneficiary and identified as Thrifty Master Collateral Vehicles in any Fleet Reports delivered to the Master Collateral Agent and/or (B) identified as being owned by Thrifty and subject to the lien of the Master Collateral Agent in each case on the Certificates of Title thereof (collectively, the "Thrifty Master Collateral Vehicles"), and all Certificates of Title with respect thereto;

            (ii) the Master Collateral Account, all funds on deposit therein from time to time, all certificates and instruments, if any, representing or evidencing any or all of the Master Collateral Account or the funds on deposit therein from time to time, and all Permitted Investments made at any time and from time to time with the funds on deposit in the Master Collateral Account (including income thereon) and all certificates and instruments, if any, representing or evidencing such Permitted Investments;

            (iii) all Vehicle Disposition Programs and incentive programs applicable to Thrifty Master Collateral Vehicles, to the extent such right, title and interest relates to such Thrifty Master Collateral Vehicles, including any amendments thereof and all monies due and to become due in respect of such Thrifty Master Collateral Vehicles under or in connection with each such Vehicle Disposition Program and incentive program, whether payable as Repurchase Payments, Guaranteed Payments, Disposition Proceeds, Incentive Payments, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of any Vehicle Disposition Program or otherwise and all rights to compel performance and otherwise exercise rights and remedies thereunder;

            (iv) all Subleases entered into by Thrifty the subject of which includes any Master Collateral Vehicle leased by Thrifty Finance to Thrifty under the Lease, and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to Thrifty in connection with any such Sublease, in each case only to the extent directly relating to any Master Collateral Vehicle, including (but only to such extent), without limitation, all monies due and to become due to Thrifty under or in connection with such agreements whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the agreements or otherwise, and all rights, remedies, powers, privileges and claims of Thrifty against any other party under or with respect to such agreements (whether arising pursuant to the terms of such agreements or otherwise available to Thrifty at law or in equity), including the right to enforce any of the agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the agreements or the obligations of any party thereunder, all liens and property from time to time purporting to secure payment arising under or in connection with such agreements, or assigned to, Thrifty describing any collateral securing such obligations or liabilities and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities due to Thrifty pursuant to such agreements);

            (v) all Assignment Agreements entered into by Thrifty;

            (vi) all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) with respect to, and all warranties payable by reason of loss or damage to, or otherwise with respect to, any of the Thrifty Master Collateral Vehicles;

            (vii) all additional property that may on the Closing Date or from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by Thrifty or by anyone on its behalf; and

            (viii) any and all proceeds, products, offspring, rents or profits of any and all of the foregoing.

      (b) Grant by Thrifty Finance. As security for the payment of the respective obligations from time to time owing by Thrifty Finance to each other Financing Source (or any Beneficiary as assignee thereof) under the related Financing Documents, Thrifty Finance hereby grants, pledges and assigns to the Master Collateral Agent, for the benefit of the Beneficiaries (to the extent set forth in Sections 2.2 and 2.3), a continuing, first priority Lien on all right, title and interest of Thrifty Finance in, to and under the following, whether now or hereafter existing or acquired (the "Thrifty Finance Master Collateral" and, together with the Thrifty Master Collateral, the "Master Collateral"):

            (i) all vehicles (A) acquired, financed or refinanced with funds provided by any Financing Source or Beneficiary and identified as Thrifty Finance Master Collateral Vehicles in any Fleet Report delivered to the Master Collateral Agent and/or (B) identified as being owned by Thrifty Finance and subject to the lien of the Master Collateral Agent on the Certificates of Title thereof (collectively, the "Thrifty Finance Master Collateral Vehicles"), and all Certificates of Title with respect thereto;

            (ii) the Master Collateral Account, all funds on deposit therein from time to time, all certificates and instruments, if any, representing or evidencing any or all of the Master Collateral Account or the funds on deposit therein from time to time, and all Permitted Investments made at any time and from time to time with the funds on deposit in the Master Collateral Account (including income thereon) and all certificates and instruments, if any, representing or evidencing such Permitted Investments;

            (iii) all Vehicle Disposition Programs and incentive programs applicable to the Thrifty Finance Master Collateral Vehicles to the extent such right, title and interest relates to such Thrifty Finance Master Collateral Vehicles, including any amendments thereof and all monies due and to become due in respect of such Thrifty Finance Master Collateral Vehicles under or in connection with each such Vehicle Disposition Program, whether payable as Repurchase Payments, Guaranteed Payments, Disposition Proceeds, Incentive Payments, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Vehicle Disposition Program or otherwise and all rights to compel performance and otherwise exercise rights and remedies thereunder;

            (iv) all Assignment Agreements entered into by Thrifty Finance;

            (v) all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) with respect to, and all warranties payable by reason of loss or damage to, or otherwise with respect to, any of the Master Collateral Vehicles;

            (vi) all additional property that may on the Closing Date or from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by Thrifty or by anyone on its behalf; and

            (vii) any and all proceeds, products, offspring, rents, or profits of any of the foregoing.

Thrifty, Thrifty Finance, each other Financing Source and each Beneficiary hereby authorizes the Master Collateral Agent to be named as the first lienholder on the Certificates of Title for the Master Collateral Vehicles (other than the Existing Fleet), in a representative capacity, as Master Collateral Agent for the Beneficiaries. The Master Collateral Agent agrees that all of its right, title and interest in and to the Master Collateral shall be solely for the respective benefit of each Beneficiary.

Each Financing Source and each Beneficiary hereby directs the Master Collateral Agent to execute and deliver as of the date hereof in its capacity as Master Collateral Agent hereunder the Chrysler Assignment Agreement. Each Financing Source and each Beneficiary hereby directs the Master Collateral to execute and deliver as of the date set forth therein in its capacity as Master Collateral Agent hereunder each additional Assignment Agreement hereafter entered into by Thrifty Finance or Thrifty.

      (c) Exclusions. Notwithstanding the provisions of Section 2.1(a), it is expressly acknowledged and agreed that the Thrifty Master Collateral does not and shall not in any event include any of the following items or types of property:

            (i) any Franchise Agreement, or any monies due or to become due to Thrifty under any Franchise Agreement, including, without limitation, monies due or to become due to Thrifty on account of, relating to or in connection with (a) administrative fees, advertising fees and license or franchise fees under or in connection with any Franchise Agreements, (b) the grant, transfer, sale or other disposition, in whole or in part, of any Franchise Agreement, (c) the sale, lease or other offering by Thrifty of goods, supplies or products (excluding, however, Master Collateral Vehicles) to any Franchisee or the performance of services by Thrifty for any Franchisee, (d) insurance programs for Franchisees offered under or in connection with any Franchise Agreement, (e) credit card services provided in connection with any Franchise Agreement, and (f) promissory notes delivered pursuant to or in connection with any Franchise Agreement, or any other accounts, general intangibles, chattel paper, documents and instruments relating to or arising out of or in connection any Franchise Agreement;

                  (ii) any advertising or promotional allowances payable to
            Thrifty by any Manufacturer; or

                  (iii) any monies due or to become due to any Franchisee or
            Affiliate of Thrifty from the retail rental of vehicles;

Each Financing Source and each Beneficiary hereby disclaims and affirmatively waives any right, title or interest in and to any of the foregoing items or types of property under or pursuant to this Agreement.

      SECTION 2.2. Designation of Beneficiaries; Beneficiaries' Rights Limited. Each of the Trustee, Thrifty Finance and any other Person who from time to time executes a Supplement as a beneficiary is hereby designated as a Beneficiary with respect to the Master Collateral Vehicles designated on the Servicer's computer system as Master Collateral Vehicles acquired by or financed with the proceeds advanced by the Financing Source relating to such Beneficiary or as otherwise provided in a Supplement with respect to such Beneficiary ("Related Vehicles") and the other Master Collateral related thereto (the "Related Master Collateral"). The designation of Related Vehicles with respect to each Beneficiary on the Servicer's computer system shall be considered prima facie evidence of such Beneficiary's rights with respect to such Related Vehicles and the Related Master Collateral. If at any time a Beneficiary reasonably believes that such designation by the Servicer is incorrect, it may dispute such designation by delivering a written notice to the Master Collateral Agent setting forth its claim as to the correct designation of its Related Vehicles (each a "Redesignation"). The Master Collateral Agent shall, promptly upon receipt of such notice, distribute a copy thereof to Thrifty, each Financing Source and each Beneficiary (other than the Beneficiary disputing the Servicer's designation of Related

Vehicles). Each such Financing Source and Beneficiary shall, within ten (10) Business Days of receipt of such notice from the Master Collateral Agent, notify the Master Collateral Agent in writing as to whether it consents to the disputing Beneficiary's Redesignation. If the Master Collateral Agent receives written notice from each such Beneficiary and Financing Source containing its consent to the disputing Beneficiary's Redesignation within the period set forth above, it shall promptly notify the Servicer and the Servicer shall effect such Redesignation. Each Beneficiary shall be entitled to the benefits of this Agreement only with respect to its Related Vehicles and Related Master Collateral. No Beneficiary shall have any interest in (i) any Master Collateral Vehicle which is not a Related Vehicle as to such Beneficiary, (ii) any funds in the Master Collateral Account that are proceeds of any Master Collateral Vehicle which is not a Related Vehicle as to such Beneficiary, (iii) rights under any Vehicle Disposition Program with respect to any Master Collateral Vehicle which is not a Related Vehicle as to such Beneficiary or (iv) any other Master Collateral which is not Related Master Collateral as to such Beneficiary, in each case regardless of the time, order, manner or nature of attachment or perfection of security interests in Master Collateral Vehicles (including the giving of or failure to give notice of any purchase money security interest or other notice, or the order of filing financing statements), or any provision of the Uniform Commercial Code, the federal Bankruptcy Code, or other applicable law.

      SECTION 2.3. Redesignation of Beneficiaries. Each of Thrifty Finance, with respect to the Thrifty Finance Master Collateral Vehicles, and Thrifty, with respect to the Thrifty Master Collateral Vehicles, may from time to time refinance Master Collateral Vehicles related to a particular Financing Source with proceeds from a different Financing Source. In connection therewith, the Servicer shall designate on its computer system the Financing Source the proceeds of which are used to finance or refinance such Master Collateral Vehicles, and, upon repayment of the Financing Source being refinanced, (x) such Master Collateral Vehicles shall automatically constitute Related Vehicles of the specified Beneficiary related to such refinancing Financing Source, and (y) such Master Collateral Vehicles shall cease to be Related Vehicles of the Beneficiary related to the refinanced Financing Source. In addition, the Servicer may from time to time redesignate on its computer system, to a new Beneficiary related to a Financing Source, one or more Master Collateral Vehicles that are Related Vehicles of another Beneficiary related to such Financing Source. Notwithstanding the foregoing, the right of the Servicer to redesignate Master Collateral Vehicles that will, after such a refinancing, cease to be Related Vehicles with respect to a Beneficiary shall be subject to the conditions that immediately after giving effect to such redesignation:

            (a) no Default shall exist under the Financing Documents related to such Beneficiary (provided, however, that the Servicer shall have the right to make such redesignation for the purpose of curing such a Default); and

            (b) such Beneficiary shall have designated to it Related Vehicles with a collateral value (as determined, in accordance with the Financing Documents relating to the Financing Source with respect to such Beneficiary, by the Person specified therein or, if no such Person is so specified, by the Servicer) not less than the collateral value required in such Financing Documents to support the outstanding loans or securities issued under such Financing Documents.

Each designation of a Beneficiary pursuant to Section 2.2, and each redesignation by the Servicer pursuant to this Section 2.3, shall automatically constitute a representation and warranty by the Servicer for the benefit of the Beneficiary to which the Master Collateral Vehicle is being designated or redesignated that (a) with respect to such a redesignation, the conditions in Sections 2.3(a) and 2.3(b) have been met, (b) with respect to such a redesignation, the loans or securities of the original Financing Source with respect to such refinanced Master Collateral Vehicles have been repaid, and (c) with respect to any such designation or redesignation, all Related Vehicles of such Beneficiary constitute Eligible Vehicles under the relevant Financing Documents. Master Collateral Vehicles shall be redesignated hereunder at their respective Net Book Values, calculated in accordance with the Financing Documents relating to the Financing Source with respect to the applicable Beneficiary. Except as provided in Section 2.5(c), no Beneficiary shall have any interest in any Master Collateral Vehicle or other Master Collateral for which it is no longer designated as the Beneficiary, it being understood that, subject to the satisfaction of the conditions set forth in Sections 2.3(a) and 2.3(b) and repayment of the loans or securities of the original Financing Source with respect to refinanced Master Collateral Vehicles, any such redesignation shall automatically constitute a release by such Beneficiary of any interest therein.

      SECTION 2.4. Servicer's Fleet Report. On or prior to the Reporting Date, the Servicer shall furnish to the Master Collateral Agent a report (which may be on diskette, magnetic tape or other electronic medium acceptable to the Master Collateral Agent) substantially in the form of Exhibit B ("Fleet Report"), showing for each Financing Source and each Related Vehicle designated thereto, as of the last day of the immediately preceding calendar month and after giving effect to the most recent redesignation of Master Collateral Vehicles (i) the related Beneficiary in respect thereof, (ii) whether such Related

Vehicle is a Thrifty Master Collateral Vehicle or a Thrifty Finance Master Collateral Vehicle, (iii) the last eight digits of the vehicle identification numbers with respect to such Related Vehicle, and (iv) the Capitalized Cost and Net Book Value of such Related Vehicle (calculated in accordance with the Financing Documents relating to the applicable Financing Source). The Master Collateral Agent shall make the Fleet Report available for inspection by any Financing Source or Beneficiary at the Corporate Trust Office, during normal business hours, upon such Financing Source or Beneficiary's written request. Each Fleet Report shall, upon delivery thereof to the Master Collateral Agent, become Exhibit B hereto and shall replace and supersede all prior Fleet Reports in such capacity. The Master Collateral Agent's sole responsibility with respect to such Fleet Report shall be custodial.

      SECTION 2.5. Master Collateral Account. (a) The Master Collateral Agent shall establish and maintain, or cause to be established and maintained, in the name of Master Collateral Agent for the benefit of the Beneficiaries, one or more accounts (collectively, the "Master Collateral Account"), each bearing a designation clearly indicating that the funds deposited therein are held for the respective benefit of each Beneficiary and, in each case, as to which sole dominion and control shall be vested in the Master Collateral Agent. The Master Collateral Account shall be maintained (i) with one or more Qualified Institutions, or (ii) as segregated trust accounts with the corporate trust departments of depository institutions or trust companies having corporate trust powers so long as each such institution has a credit rating for its unsecured long-term debt not lower than investment grade by Standard & Poor's. If the Master Collateral Account (or any subaccount thereof) is not maintained in accordance with the previous sentence, then within ten (10) Business Days after a Responsible Officer has received written notice from any related Beneficiary or Financing Source to establish a new Master Collateral Account or subaccount thereof or has actual notice followed by written confirmation (which confirmation the Master Collateral Agent shall use its best efforts to obtain as soon as practicable at the request of the related Beneficiary or Financing Source) of such fact, the Master Collateral Agent shall establish a new Master Collateral Account (or a new subaccount) which complies with such sentence and transfer into the new Master Collateral Account (or subaccount) all funds from the non-qualifying Master Collateral Account (or subaccount). Initially, the Master Collateral Account will be established with BOK and Bankers Trust Company.

      (b) The Servicer and the Financing Sources shall direct all payments representing (i) Disposition Proceeds, (ii) Guaranteed Payments and Repurchase Payments under Vehicle Disposition Programs, (iii) Incentive Payments under incentive programs, (iv) all payments under the Subleases and (v) all other payments or other proceeds arising from the Master Collateral to be deposited directly into the Master Collateral Account. In the event that the Servicer or any Financing Source shall receive directly any such payments or proceeds, including cash, securities, obligations or other property, the Servicer or the Financing Source, as the case may be, shall accept in constructive trust for the Master Collateral Agent, and hold and deposit into the Master Collateral Account at Bankers Trust Company within two (2) Business Days of receipt thereof, any of the foregoing payments or proceeds received directly by the Servicer or such Financing Source in respect of the Master Collateral, with the endorsement or other evidence of transfer of the Servicer or the Financing Source, as the case may be, when necessary or appropriate. Each of Thrifty Finance and Thrifty shall designate the Master Collateral Agent as loss payee on its physical damage and comprehensive insurance policies on the Master Collateral Vehicles. The Master Collateral Agent shall, within one (1) Business Day after the receipt thereof, notify the Servicer when funds are deposited in the Master Collateral Account and the amount of such funds and promptly thereafter, but in no event more than two (2) Business Days after the receipt of such notice from the Master Collateral Agent, the Servicer shall instruct the Master Collateral Agent in writing (upon which instruction the Master Collateral Agent is entitled to conclusively rely) with respect to funds received hereunder as to (i) the aggregate amount thereof which represents payments or other proceeds arising from the Related Vehicles and Related Master Collateral of each Beneficiary,
(ii) upon the occurrence and during the continuance of a Default and as needed under clause (c) or (d) below or, in the sole judgement of the Servicer, as otherwise needed, the dollar amount thereof that is derived from Thrifty Master Collateral and from Thrifty Finance Master Collateral, (iii) the dollar amount of Sublease payments, insurance payments, warranty payments and other payments, as set forth below, in each case relating to Master Collateral Vehicles, which, so long as no Default under the related Financing Documents has occurred and is continuing or would result therefrom, may be withdrawn from the Master Collateral Account and distributed to Thrifty, (iv) the dollar amount of funds not constituting Master Collateral (which may be distributed at any time to the Person entitled thereto), and (v) any additional information provided by the Servicer pursuant to and in accordance with Section 24.4(a) of the Lease. The Master Collateral Agent shall promptly after receipt of instructions from the Servicer (upon which instructions the Master Collateral Agent may conclusively rely), but in no event later than ten (10) days after any such payments or proceeds are first received by Thrifty Finance, Thrifty, the Trustee or the Master Collateral Agent (including by deposit in the Master Collateral Account), distribute or cause to be distributed to each Beneficiary, in an amount specified by the Servicer as provided above, the funds in the Master Collateral Account representing payments or other proceeds arising from the Related Vehicles and Related Master Collateral of such Beneficiary, to an account previously specified in writing by such Beneficiary to the Master Collateral Agent; provided, however, that the Servicer shall not direct the Master Collateral Agent to so remit any amount in respect of Thrifty Master Collateral or Thrifty Finance Master Collateral, as the case may be, that would exceed the amount required to pay all amounts owing to such Beneficiary or to the Financing Source related to such Beneficiary by Thrifty Finance or Thrifty, respectively; and provided, further, that so long as no Default has occurred and is continuing or would result therefrom, all funds representing (x) payments under a Sublease or under any contract, agreement, guaranty, insurance, warranty, instrument or certificate entered into by or delivered to Thrifty in connection with a Sublease, or (y) payments under insurance policies or warranties payable by reason of loss or damage to, or otherwise with respect to, any of the Master Collateral Vehicles, shall promptly be distributed to Thrifty, to an account previously specified in writing by Thrifty, or as Thrifty shall otherwise direct. Notwithstanding the foregoing, the Servicer may at any time instruct the Master Collateral Agent to release any funds not constituting Master Collateral to the Person entitled thereto.

      (c) At such time as no further distributions from Thrifty to a Financing Source, pursuant to the Financing Documents, are required or will be required to be made to a Beneficiary in accordance with Section 2.5(b), and any applicable bankruptcy preference period has expired, all remaining funds deposited in respect of Thrifty Master Collateral in the Master Collateral Account and allocated to such Beneficiary shall promptly be distributed to Thrifty upon the written direction of the Servicer.

      (d) At such time as no further distributions from Thrifty Finance to a Financing Source, pursuant to the Financing Documents, are required or will be required to be made to a Beneficiary in accordance with Section 2.5(b), and any applicable bankruptcy preference period has expired, all remaining funds deposited in respect of Thrifty Finance Master Collateral in the Master Collateral Account and allocated to such Beneficiary shall promptly be distributed to Thrifty Finance upon the written direction of the Servicer.

      (e) If at any time the Master Collateral Agent or the Servicer shall receive any funds to which it is not entitled pursuant to the provisions of this Agreement, the Servicer shall so advise the Master Collateral Agent (upon which advice the Master Collateral Agent may conclusively rely) and the Master Collateral Agent or the Servicer, as the case may be, shall forthwith take reasonable steps to ensure that such funds are remitted to the Person so entitled thereto, such remittance to be made promptly after the determination thereof and if by the Master Collateral Agent, as directed in writing by the Servicer.

      (f) The Servicer shall instruct (upon which instruction the Master Collateral Agent may conclusively rely) the Master Collateral Agent in writing to invest funds on deposit in the Master Collateral Account in Permitted Investments. If the Master Collateral Agent does not receive instructions from the Servicer prior to 11:00 a.m., New York City time, on any day as to the distribution or investment of any funds in the Master Collateral Account, then the Master Collateral Agent shall invest such funds in Permitted Investments set forth in Exhibit G, as the same may be from time to time revised by the Servicer upon three (3) Business Days' prior written notice to the Master Collateral Agent (the "Investment Standing Instruction"). All such investments shall be redeemable or mature on the next Business Day. Neither the Servicer nor the Master Collateral Agent shall be responsible for any losses incurred on any investments made pursuant to and in accordance with this paragraph (f). The Master Collateral Agent shall, in accordance herewith, be entitled to rely upon the most recent Investment Standing Instruction or other written instruction received pursuant to this Section 2.5(f).

      SECTION 2.6. Certificates of Title. The Servicer shall hold all Certificates of Title in trust, as agent of and as custodian for the Master Collateral Agent. The Servicer shall (i) hold all such Certificates of Title under lock and key, in a safe fireproof location at one or more of the offices specified in Exhibit C (as the same may be from time to time revised by the Servicer upon thirty (30) days' prior written notice to the parties hereto), and
(ii) not release or surrender any Certificate of Title except in accordance with this Agreement (and in any event not release or surrender any of the Certificates of Title other than Certificates of Title as to which the Lien of the Master Collateral Agent has been released in accordance with this Agreement). The Servicer shall cause the Certificates of Title with respect to each Thrifty Master Collateral Vehicle (other than the Existing Fleet) to show Thrifty, and with respect to each Thrifty Finance Master Collateral Vehicle to show Thrifty Finance, as the registered owner thereof and to show Bankers Trust Company, as agent (or as otherwise required under governing law to perfect the Lien of the Master Collateral Agent), as the first lienholder at the address referred to in the next sentence. The Master Collateral Agent has established a post office box in New York City at an address specified in Section 5.2 hereof, to be used as its exclusive address as first lienholder noted on the Certificates of Title. The Master Collateral Agent shall, on a semi-weekly basis, forward to Thrifty at its address set forth in Section 5.2 hereof, all Certificates of Title received at such post office box address titled in the name of Thrifty, and forward to Thrifty Finance at its address set forth in
Section 5.2 hereof, all Certificates of Title received at such post office box address titled in the name of Thrifty Finance.

      SECTION 2.7. Notation of Liens; Release of Collateral. (a) The Master Collateral Agent hereby grants to the Servicer a limited power of attorney, with full power of substitution, to take any and all actions, in the name of the Master Collateral Agent, (i) to note the Master Collateral Agent as the holder of a first lien on the Certificates of Title, and/or otherwise ensure that the first Lien shown on any and all Certificates of Title (other than any Certificates of Title relating to the Existing Fleet) is in the name of the Master Collateral Agent, (ii) to release the Master Collateral Agent's Lien on any Certificate of Title in connection with the sale or disposition of the related Master Collateral Vehicle permitted pursuant to the provisions of the Financing Documents relating to such Master Collateral Vehicle; and (iii) to release the Master Collateral Agent's Lien on any Certificate of Title with respect to any Master Collateral Vehicle which is not a Related Vehicle with respect to any Beneficiary or with respect to which all obligations to the related Beneficiary have been satisfied in full (and any applicable bankruptcy preference period has expired). Nothing in this Agreement shall be construed as authorization from the Master Collateral Agent to the Servicer to release any Lien on any Certificate of Title except upon compliance with this Agreement.

      (b) Each Beneficiary may cause the Master Collateral Agent to terminate the limited power of attorney referred to in Section 2.7(a) (including the related power granted under Section 2.8) with respect to such Beneficiary's Related Vehicles after the occurrence, and during the continuance, of a Default (after giving effect to any cure period or grace period) under the Financing Documents relating to the Financing Source with respect to such Beneficiary by giving written notice to such effect to the Servicer and the Master Collateral Agent. The Master Collateral Agent agrees that upon receipt of any such notice it shall promptly terminate such power of attorney with respect to such Beneficiary's Related Vehicles by giving written notice to such effect to the Servicer and Thrifty. The power of attorney referred to in Section 2.7(a) (including the related power granted under Section 2.8) will also terminate following the resignation or removal of the Master Collateral Agent pursuant to
Section 4.5. The Master Collateral Agent will follow the direction (upon which direction the Master Collateral Agent may conclusively rely) of the Servicer to release liens on Master Collateral Vehicles unless either a contrary direction is received from a Financing Source or Beneficiary or the Financing Documents require direction to be given by another party. In connection with any release permitted under this Section 2.7, the Master Collateral Agent and each Beneficiary agrees to execute such further documents, if any, as may be reasonably requested by the Servicer to effect such release.

      SECTION 2.8. Power of Attorney. To further evidence the limited power of attorney referred to in Section 2.7, the Master Collateral Agent agrees that upon request of the Servicer it will execute a separate power of attorney substantially in the form of Exhibit D.

                                   ARTICLE III

                                  THE SERVICER

      SECTION 3.1. Acceptance of Appointment. Each Financing Source and each Beneficiary hereby appoints Thrifty, and Thrifty hereby accepts such appointment and agrees to act, as the initial Servicer under this Agreement. The Master Collateral Agent acknowledges such appointment.

      SECTION 3.2. Servicer Functions. The Servicer shall service and administer the Master Collateral Vehicles, and without limitation of the foregoing, the Servicer shall: (i) cause the Master Collateral Agent to be shown as the first lienholder on all Certificates of Title with respect to the Master Collateral Vehicles (other than Certificates of Title relating to the Existing Fleet), (ii) in accordance with the requirements of the Financing Documents related to a Financing Source and as applicable thereunder, designate as Related Vehicles on its computer system with respect to each Beneficiary related to such Financing Source and in accordance with Sections 2.2 and 2.3 hereof, Master Collateral Vehicles (a) that have been purchased by or purchased, financed or refinanced with funds provided by such Financing Source or as otherwise provided in a Supplement with respect to such Beneficiary, or (b) with a collateral value (as determined under the relevant Financing Documents relating to the Financing Source with respect to such Beneficiary) not less than the collateral value required in such Financing Documents to be allocated to such Beneficiary to support the outstanding loans or securities issued or obligations arising under such Financing Documents, (iii) direct payments and other proceeds due under the Vehicle Disposition Programs and payments and other proceeds with respect to other Master Collateral to be deposited directly into the Master Collateral Account by the Manufacturers, related auction dealers, eligible franchisees and any other Person making such a payment, in accordance with this Agreement and allocate such payments to the various Beneficiaries, (iv) furnish the Servicer's Fleet Report as provided in
Section 2.4, (v) instruct the Master Collateral Agent to make distributions, withdrawals and payments from the Master Collateral Account in accordance with Sections 2.5(b) through 2.5(d) in accordance with the related Financing Documents, (vi) execute and deliver, for the benefit of the Beneficiaries, any and all documents with respect to the Master Collateral Vehicles and the Vehicle Disposition Programs and, to the extent permitted under and in compliance with applicable law and regulations, commence enforcement proceedings with respect to such Vehicle Disposition Programs,(vii) perform the functions described in
Section 2.7, and (viii) otherwise administer and service (or cause to be administered or serviced) Master Collateral Vehicles in accordance with this Agreement and the Financing Documents and duly perform all of its obligations specified herein and therein. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with its servicing and administration duties which it may deem necessary or desirable to accomplish such servicing and administration duties and which does not materially adversely affect the interests of any Beneficiary, unless otherwise prohibited by applicable Financing Documents or applicable law and regulations. Nothing in this Agreement shall at any time prevent the Servicer from in good faith taking any action to assure that its systems and records relating to the Master Collateral Vehicles and the Financing Sources are at all times accurate.

      SECTION 3.3. The Servicer Not to Resign. Without the prior written consent of the Master Collateral Agent, each of the Financing Sources and Beneficiaries, and the Rating Agencies, the Servicer shall not resign from the obligations and duties imposed on it hereunder.

      SECTION 3.4. Servicing Rights of Master Collateral Agent. If the Servicer resigns or shall fail to perform any of its obligations hereunder, which failure adversely affects one or more Beneficiaries to a material degree, the Master Collateral Agent, at the direction and at the expense of the Beneficiaries so adversely affected thereby, shall take such action or cause such action to be taken (pursuant to Section 4.1(d)), to perform such obligations as shall be so directed by such Beneficiaries, whereupon the Master Collateral Agent shall have full right and authority to take or cause to be taken such action so directed, provided, that, such action or direction is permitted by the related Financing Documents or this Agreement and that the Master Collateral Agent is indemnified to its satisfaction in connection therewith.

      SECTION 3.5. Incumbency Certificate. With the delivery of this Master Collateral Agency Agreement and from time to time thereafter, each of Thrifty, Thrifty Finance and the Servicer shall furnish to the Master Collateral Agent a certificate (each, an "Incumbency Certificate") certifying as to the incumbency and specimen signatures of officers of Thrifty and Thrifty Finance and the Servicer, respectively (the "Thrifty Agents"), authorized to act, and to give instructions and notices, on behalf of Thrifty, Thrifty Finance and the Servicer, respectively, hereunder. Until the Master Collateral Agent receives a subsequent Incumbency Certificate, the Master Collateral Agent shall be entitled to rely on the last such Incumbency Certificate delivered to it for purposes of determining the authorized Thrifty Agents.

                                   ARTICLE IV

                           THE MASTER COLLATERAL AGENT

      SECTION 4.1. Appointment. (a) Each Financing Source and each Beneficiary, by its execution of this Agreement, appoints Bankers Trust Company as the Master Collateral Agent under and for purposes of this Agreement. Each Financing Source and each Beneficiary authorizes the Master Collateral Agent to act on behalf of such Financing Source and Beneficiary under this Agreement and, in the absence of other written instructions from a Beneficiary with respect to its Related Vehicles and Related Master Collateral as may be received from time to time by the Master Collateral Agent (with respect to which the Master Collateral Agent agrees that it will comply), subject to the other provisions of this Article IV, to exercise such powers hereunder as are specifically delegated to or required of the Master Collateral Agent by the terms hereof and to exercise such powers as are provided to each Financing Source and Beneficiary with respect to its Related Vehicles and other Related Master Collateral under the related Financing Documents, along with such powers as may be reasonably incidental thereto. The Master Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of each of the Beneficiaries, in its name and stead, for such purposes as are necessary or desirable to effectuate the provisions of this Agreement, including, without limitation, in exercising remedies upon or otherwise dealing with the Master Collateral. Each such power of attorney is irrevocable and coupled with an interest.

      (b) If and whenever a Default shall have occurred and be continuing, the Master Collateral Agent may and, at the direction of the applicable related Beneficiary (as provided in the next succeeding sentence) shall, exercise from time to time any rights and remedies available to it under applicable law or any

Financing Document. If any Beneficiary notifies the Master Collateral Agent in writing that it or the Master Collateral Agent has the right to act with respect to the Beneficiary's related Master Collateral pursuant to its related Financing Documents or pursuant to the UCC as in effect in the applicable jurisdiction, then the Master Collateral Agent, if it has been indemnified to its satisfaction and is legally able to do so, shall exercise or arrange for the exercise of any and all rights, remedies, powers and privileges available to such Beneficiary or the Master Collateral Agent with respect to the Beneficiary's related Master Collateral to the extent and in the manner directed by such Beneficiary, at such Beneficiary's expense and subject to the other provisions of this Agreement (including, without limitation, Section 4.4(g)), as permitted under the related Financing Documents and under relevant law and regulations, including, without limitation, the transmission of notices of default, repossession of Related Vehicles, and the institution of legal or administrative actions or proceedings. Each of Thrifty, the Beneficiaries and the Financing Sources agrees that the Master Collateral Agent may exercise such rights, remedies, powers and privileges assigned to it or in lieu of a Beneficiary in accordance with the preceding sentence and agrees that Thrifty shall reimburse the Master Collateral Agent for such enforcement expenses only to the same extent that it would be obligated to reimburse the Master Collateral Agent or the applicable Beneficiary for such enforcement expenses pursuant to the related Financing Documents.

      (c) Instructions given to the Master Collateral Agent by any Beneficiary shall comply (and delivery of any such instructions by a Beneficiary to the Master Collateral Agent shall be deemed to be a representation and warranty by such Beneficiary that such instructions comply) with the Financing Documents of such Beneficiary and with applicable law and regulations.

      (d) The Master Collateral Agent may at any time delegate any duties or obligations hereunder (including, but not limited to, any duties or obligations arising pursuant to Section 3.4 or 4.1(b) hereof) to any Person (other than, with respect to any actions as agent of the Beneficiaries as secured parties, any Person with any other interest in the Master Collateral) who agrees to conduct such duties in accordance with the terms hereof. Any such delegation shall not constitute a resignation within the meaning of Section 4.5 hereof and the Master Collateral Agent shall not be liable for the negligence, acts or omissions of such Persons so long as such Persons are selected with due care. If any such delegation occurs, notification of the identity of such Person shall be given to the Servicer, the Beneficiaries and the Rating Agencies.

      (e) If, at the time a Default exists under the Financing Documents related to a Beneficiary, the Master Collateral Agent shall default in its obligation or for any reason be unwilling or legally unable to exercise the rights, remedies, powers or privileges with respect to the Related Master Collateral of a Beneficiary in accordance with the direction of such Beneficiary (including any rights under Section 3.4 or 4.1(b)), the Master Collateral Agent shall, upon the written request of such Beneficiary, assign (without recourse to the Master Collateral Agent) to such Beneficiary the Master Collateral Agent's security interest in such Beneficiary's Master Collateral and shall prepare and execute those instruments and documents necessary to effectuate such assignment (including, if necessary, the execution of documents necessary to change the name of the first lienholder on Certificates of Title for such Beneficiary's Related Vehicles to such Beneficiary or its agent or assignee).

      (f) Bankers Trust Company, in its individual or in any other capacity (including as Trustee), may be a Beneficiary hereunder and as such shall be entitled to all of the protections and rights of a Beneficiary under this Agreement without regard to its capacity as Master Collateral Agent hereunder.

      (g) Within three (3) Business Days of receipt by the Master Collateral Agent from a Manufacturer of any material information pertaining to payments of Disposition Proceeds, Guaranteed Payments, Repurchase Payments, or Incentive Payments, or any payments arising under the Subleases, made or to be made to the Master Collateral Account, the Master Collateral Agent shall provide such information to Thrifty.

      SECTION 4.2. Representations. Bankers Trust Company hereby represents and warrants that (i) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part, and this Agreement is the legal, valid and binding obligation of Bankers Trust Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the application of equitable principles.

      SECTION 4.3. Exculpatory Provisions. The Master Collateral Agent makes no representations as to the value or condition of the Master Collateral or any part thereof, the status or designation of any Master Collateral Vehicle as a Related Vehicle to any Beneficiary pursuant to Section 2.2 hereof, as to the title of Thrifty or Thrifty Finance thereto, as to the protection afforded by this Agreement, as to the Fleet Report, any statements, representations or warranties made by any other

Person in or in connection with this Agreement or any Financing Document, as to the validity, execution (except its own execution), enforceability of this Agreement (except as against itself), priority, perfection, legality or sufficiency of this Agreement or any Financing Document or any documents or instruments referred to therein, or the sufficiency or effectiveness or perfection or priority of any Lien on any collateral described in this Agreement, or as to the validity or collectibility of any obligation contemplated by this Agreement, and the Master Collateral Agent shall incur no liability or responsibility in respect of any such matters; provided, however, that the Master Collateral Agent shall not be relieved from liability for its own gross negligence or willful misconduct. The Master Collateral Agent shall not be charged with knowledge of the contents of any Fleet Report or any Financing Document. The Master Collateral Agent shall not be responsible for insuring the Master Collateral. Any reference herein to actual knowledge of the Master Collateral Agent shall mean actual knowledge of a Responsible Officer of the Master Collateral Agent assigned to and working in its Corporate Trust Office.

      SECTION 4.4. Limitations on Powers and Duties of the Master Collateral Agent. (a) The Master Collateral Agent undertakes to perform only the duties expressly set forth herein and no implied duties shall be read into this Agreement.

      (b) The Master Collateral Agent may exercise the rights and powers granted to it by this Agreement, together with such powers as are reasonably incidental thereto, but only pursuant to the terms of this Agreement.

      (c) The Master Collateral Agent's duty of care shall be solely to deal with the Master Collateral as it would with property of its own.

      (d) The Master Collateral Agent shall have no authority to grant, convey or assign the Certificates of Title or change the notation of a security interest thereon or deal with the Certificates of Title in any way except as expressly provided herein.

      (e) The Master Collateral Agent shall have no liability or responsibility for (i) any release of Master Collateral or other act or omission by the Servicer pursuant to Section 2.7 or 2.8, (ii) any act of the Servicer taken in its own name or the name of the Master Collateral Agent, or (iii) custody of any Certificates of Title not delivered to it and required to be held by it in connection with this Agreement.

      (f) The Master Collateral Agent shall have no duty to calculate, compute or verify, and shall not be held in any manner responsible for the content of the Servicer's Fleet Report, except to verify that the certificate filed therewith conforms to the form of Exhibit B.

      (g) Except as required by the specific terms of this Agreement, the Master Collateral Agent shall have no duty to exercise or to refrain from exercising any right, power, remedy or privilege granted to it hereby, or to take any affirmative action or refrain from taking any affirmative action hereunder, unless directed to do so by Beneficiaries specified herein as being entitled to direct the Master Collateral Agent hereunder (and shall be fully protected in acting or refraining from acting pursuant to or in accordance with such directions, which shall be binding on Thrifty, each of the Financing Sources and Beneficiaries). Notwithstanding anything herein to the contrary, the Master Collateral Agent shall not be required to take any action that is or may be contrary to law or to the terms of this Agreement, any Financing Document or any other agreement or instrument relating to the Master Collateral, or which might subject it or any of its directors, officers, employees or agents to personal or financial liability. If any indemnity provided should become, in the determination of the Master Collateral Agent, inadequate, the Master Collateral Agent may call for additional indemnity and cease to act until and unless such additional indemnity is given.

      (h) The Master Collateral Agent may, in its sole discretion, retain counsel, agents, independent accountants and other experts selected by it and may act in reliance upon the advice of such counsel, independent accountants and other experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall be held harmless and shall not be liable for any action taken or omitted to be taken by it in good faith in reliance upon or in accordance with the statements and advice of such counsel, agents, accountants and other experts. The Master Collateral Agent shall have the right at any time to seek instructions concerning its duties and actions under this Agreement from any court of competent jurisdiction.

      (i) If the Master Collateral Agent receives unclear or conflicting instructions, it shall be entitled to refrain from taking action until clear or non-conflicting instructions are received, but shall inform the instructing party or parties promptly of its decision to refrain from taking such action. Without limiting the foregoing, in the event that the Master Collateral Agent receives unclear or conflicting instructions from Beneficiaries hereunder or there is any other disagreement between the other parties hereto resulting in adverse claims and demands being made in connection with the Master Collateral, or in the event that the Master Collateral Agent in good faith is in doubt as to what action it should take hereunder, the Master Collateral Agent shall be entitled to retain the Master Collateral until the Master Collateral Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Master Collateral or (ii) a written agreement executed by all the other parties hereto directing delivery of the Master Collateral in which event the Master Collateral Agent shall disburse the Master Collateral in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Master Collateral Agent to the effect that such order is final and nonappealable.

      (j) The Master Collateral Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Financing Document or any other agreements or instruments relating to the Master Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Master Collateral.

      (k) The Master Collateral Agent shall be entitled to rely on any communication, certificate, instrument, opinion, report, notice, paper or other document reasonably believed by it to be genuine and correct and to have been signed, given or sent by the proper Person or Persons. The Master Collateral Agent shall be entitled to assume that no Default shall have occurred and be continuing and that the Master Collateral Account, and any funds on deposit in or to the credit of such Master Collateral Account, are not subject to any writ, order, judgment, warrant of attachment, execution or similar process (collectively a "writ"), unless (i) a Responsible Officer of the Master Collateral Agent has actual knowledge thereof or (ii) the Master Collateral Agent has received written notice from Thrifty, a Beneficiary or a Financing Source that such a Default has occurred or such writ has been issued and, in each case, continues to be in effect, which notice specifies the nature thereof.

      (l) Bankers Trust Company, in its individual capacity, may accept deposits from, lend money to and generally engage in any kind of business with Thrifty, any Financing Source, any Manufacturer and their respective affiliates as if it were not the agent of the Beneficiaries or the Financing Sources.

      (m) The Master Collateral Agent shall not be accountable for the use or application by any person of disbursements properly made by the Master Collateral Agent in conformity with the provisions of this Agreement.

      (n) The Master Collateral Agent may exercise any of its duties hereunder by or through agents or employees in accordance with Section 4.1(d). The possession of the Master Collateral by such agents or employees shall be deemed to be the possession of the Master Collateral Agent. No provision of this Agreement shall require the Master Collateral Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any duties hereunder or in the exercise of any rights and powers hereunder unless the Master Collateral Agent is provided with an indemnity from one or more Beneficiaries, satisfactory to the Master Collateral Agent in its sole discretion.

      SECTION 4.5. Resignation and Removal of Master Collateral Agent. (a) The Master Collateral Agent may, at any time with or without cause by giving forty-five (45) days' prior written notice to Thrifty, Thrifty Finance, the Financing Sources and the Beneficiaries, resign and be discharged of its responsibilities hereunder created, such resignation to become effective upon the appointment by Thrifty and Thrifty Finance of a successor Master Collateral Agent with the approval of the Required Beneficiaries (which approval shall not be unreasonably withheld) and the acceptance of such appointment by such successor Master Collateral Agent or the appointment thereof by a court of competent jurisdiction (as and to the extent provided in the related Financing Documents). Thrifty and Thrifty Finance shall, promptly upon receipt thereof, provide a copy of the notice from the Master Collateral Agent referred to in the preceding sentence to each Rating Agency. The Master Collateral Agent may be removed by Thrifty or Thrifty Finance at any time (with or without cause) upon thirty (30) days' written notice by Thrifty or Thrifty Finance, as the case may be, to the Master Collateral Agent and each of the Rating Agencies, and the approval of the successor Master Collateral Agent by the Required Beneficiaries, which approval will not be unreasonably withheld; provided, however, that if either Thrifty or Thrifty Finance is in default under this Agreement or any Financing Document and such default has a material adverse effect on the Beneficiaries, then so long as such default continues, the right of Thrifty or Thrifty Finance, as applicable, to remove the Master Collateral Agent shall cease and the non-defaulting grantor shall have, or if both Thrifty and Thrifty Finance are then in default, then the Required Beneficiaries shall have the right to remove the Master Collateral Agent (with or without cause) upon thirty
(30) days' written notice to Thrifty, Thrifty Finance, the Master Collateral Agent and each of the Rating Agencies; provided, further, that no removal of the Master Collateral Agent shall be effective until the appointment of a successor Master Collateral Agent and acceptance of such appointment by such Master Collateral Agent. Any removed Master Collateral Agent shall be entitled to its reasonable fees and expenses to the date the successor Master Collateral Agent assumes the Master Collateral Agent's duties hereunder. The indemnification of
Section 4.10 shall survive the
termination of the other provisions of this Agreement as to the predecessor Master Collateral Agent. If no successor Master Collateral Agent shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within thirty (30) days from the date of such notice of removal, the Master Collateral Agent, on behalf of Thrifty and Thrifty Finance, each Financing Source and each Beneficiary may appoint a successor Master Collateral Agent to act until such time, if any, as a successor Master Collateral Agent shall be appointed as above provided. If a successor Master Collateral Agent does not take office within thirty (30) days after the retiring Master Collateral Agent resigns or is removed, the retiring Master Collateral Agent, on behalf of Thrifty and Thrifty Finance, each Financing Source and each Beneficiary may petition any court of competent jurisdiction for the appointment of a successor Master Collateral Agent. Any successor Master Collateral Agent so appointed by such court shall immediately without further act supersede any predecessor Master Collateral Agent. Upon the appointment of a successor Master Collateral Agent hereunder, the predecessor Master Collateral Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.

      (b) The appointment and designation referred to in Section 4.5(a) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor Master Collateral Agent, without any further act, deed or conveyance, all of the estate and title of its predecessors and upon such filing for record the successor Master Collateral Agent shall become fully vested with all the estates, properties, rights, powers, duties, authority and title of its predecessors; but any predecessor Master Collateral Agent shall, nevertheless, on payment of its charges and on the written request of the Required Beneficiaries, Thrifty, Thrifty Finance or any successor Master Collateral Agent empowered to act as such at the time any such request is made, execute and deliver an instrument without recourse or representation transferring to such successor all the estates, properties, rights, powers, duties, authority and title of such predecessor hereunder and shall deliver all securities, deposits and monies held by it to such successor Master Collateral Agent.

      SECTION 4.6. Status of Successors to Master Collateral Agent. Every successor to the Master Collateral Agent appointed pursuant to Section 4.5 shall be a bank or trust company in good standing and having power so to act and incorporated under the laws of the United States or any State thereof or the District of Columbia, and shall also have capital, surplus and undivided profits of not less than $50,000,000 if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms. The Servicer shall give the Rating Agencies written notice prior to any successor Master Collateral Agent being appointed pursuant to Section 4.5.

      SECTION 4.7. Merger of the Master Collateral Agent. Any corporation into which the Master Collateral Agent shall be merged, or with which it shall be converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Collateral Agent shall be a party shall be the Master Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto. The Master Collateral Agent shall give the Rating Agencies, Thrifty, Thrifty Finance and the Servicer prior written notice of any such merger, conversion or consolidation.

      SECTION 4.8. Compensation and Expenses. Thrifty shall pay to the Master Collateral Agent, from time to time (i) compensation for its services hereunder for administering the Master Collateral as set forth in the fee letter dated as of December 21, 1995, between Thrifty and the Master Collateral Agent, as such letter may be amended, modified or supplemented from time to time, and (ii) all reasonable fees and out-of-pocket expenses (including the fees and expenses of counsel) of the Master Collateral Agent (A) arising in connection with the preparation, execution, delivery, or modification of this Agreement and/or the enforcement of any of the provisions hereof or (B) incurred in connection with the administration of the Master Collateral, the sale or other disposition of Master Collateral pursuant to this Agreement or to any Financing Document and/or the preservation, protection or defense of the Master Collateral Agent's rights under this Agreement and the Financing Documents and in and to the Master Collateral.

      SECTION 4.9. Stamp, Other Similar Taxes and Filing Fees. Thrifty shall indemnify and hold harmless the Master Collateral Agent from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement or any Master Collateral. Thrifty shall pay, or reimburse the Master Collateral Agent for, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Agreement. Nothing in this Section 4.9 shall relieve Thrifty of its responsibility and liability for filings and recordings with respect to this Agreement and the Master Collateral.

      SECTION 4.10. Indemnification. Thrifty shall pay, and indemnify and hold the Master Collateral Agent and each of the officers, employees, directors and agents thereof harmless from and against, any and all liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of any kind or nature whatsoever that may at any time be imposed on, incurred by, or asserted against, the Master Collateral Agent or any such officers, employees, directors or agents in any way relating to or arising out of the execution, delivery, amendment, enforcement, performance and/or administration of this Agreement, including reasonable fees and expenses of counsel and other experts, and Thrifty shall reimburse each Beneficiary for any payments made by such Beneficiary to the Master Collateral Agent or any such officers, employees, directors or agents for any of the foregoing; provided, however, that Thrifty shall not be liable for the payment of any portion of such liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of the Master Collateral Agent or any such officers, employees, directors or agents which resulted from the gross negligence or willful misconduct of the Master Collateral Agent or any such agent.

      Each of the Beneficiaries (other than the Trustee) agrees, in accordance with its pro rata portion of the Master Collateral, to indemnify and hold the Master Collateral Agent and each of its officers, employees, directors and agents harmless to the same extent as Thrifty in accordance with the foregoing paragraph but only to the extent that the Master Collateral Agent has not been paid by Thrifty pursuant to such paragraph. This Section 4.10 shall survive the termination of this Agreement and the resignation or removal of the Master Collateral Agent.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.1. Amendments, Supplements and Waivers. This Agreement may be amended, waived, terminated, supplemented or otherwise modified pursuant to a writing executed by the Master Collateral Agent, each Beneficiary, each Financing Source, Thrifty, Thrifty Finance and the Servicer; provided, however, that (i) the consent of each Beneficiary and each Financing Source need not be obtained in connection with the execution of a supplement or amendment that only adds a Financing Source or Beneficiary as a party to this Agreement and (ii) an amendment may be executed without the consent of any Beneficiary or any Financing Source if such amendment is effected only to cure an ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Master Collateral Agency Agreement or any other such Related Document; provided, that such action pursuant to this clause shall not have a material adverse effect on the interests of any Beneficiary or any Financing Source in any material respect. Additional Financing Sources or Beneficiaries may from time to time become parties hereto and Financing Sources or Beneficiaries hereunder by the execution of a Supplement by such additional Financing Source or Beneficiary, the Master Collateral Agent, the Servicer and Thrifty. The Servicer shall give the Rating Agencies prior written notice of any amendment, supplement, waiver or modification of this Agreement. The Master Collateral Agent shall be entitled to receive upon request an Opinion of Counsel stating that such amendment, supplement, waiver or modification of this Agreement is in compliance with and is not prohibited by this Agreement and the Financing Documents. Upon execution of a Supplement, the Servicer shall furnish a copy thereof to the other parties hereto.

      SECTION 5.2. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including facsimile communications) and shall be sent by registered or certified mail, return receipt requested, facsimile or hand delivery

            (a) if to Thrifty, the Servicer, Thrifty Finance or the Master Collateral Agent, at the address specified for such party on the signature pages hereto; or

            (b) if to any other Beneficiary, Financing Source or other Person specified in a Supplement, at the address specified in such Supplement;

or, in each case, at such other address as shall be designated by it in a written notice to each other party hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service or if transmitted by facsimile shall be deemed given when received.

      Notwithstanding the foregoing, any notice, request, demand or communication to the Master Collateral Agent, in its capacity as the first lienholder noted on the Certificate of Title, shall be mailed, postage prepaid, to the following address:

            Re: "Thrifty"
            c/o Bankers Trust Company

            P.O. Box 318
            Church Street
            New York, New York 10008

      SECTION 5.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 5.4. Counterparts. This Agreement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

      SECTION 5.5. Conflicts with Financing Documents; Reservation of Rights. The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any Financing Documents, the provisions of this Agreement shall control. Except as expressly provided herein, nothing contained in this Agreement is intended to affect or limit, in any way, the rights that each of the Beneficiaries has insofar as the rights of such parties and third parties are involved. Except as expressly provided herein, the Beneficiaries specifically reserve all their respective rights against Thrifty, any Financing Source and/or any third party.

      SECTION 5.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or the Master Collateral.

      SECTION 5.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      SECTION 5.8. Effectiveness. This Agreement shall become effective on the execution and delivery hereof and shall remain in effect until no amounts are owed to any Financing Source under any Financing Document and no Beneficiary or Financing Source shall have any claim on the Master Collateral.

      SECTION 5.9. Termination of Beneficiary. Upon receipt by the Master Collateral Agent of a notice from a Beneficiary to the effect that (i) (A) such Beneficiary then has no Related Vehicles hereunder, no amounts are then owing to the related Financing

Source under its Financing Documents and such Financing Documents have been terminated and are of no further force or effect or (B) the Master Collateral Agent's security interest has been reassigned to such Beneficiary pursuant to
Section 4.1(e) and (ii) such Beneficiary has elected to terminate this Agreement, this Agreement shall terminate as to such Beneficiary.

      SECTION 5.10. Termination of this Agreement. At any time that there are no Beneficiaries, Thrifty and Thrifty Finance may terminate this Agreement upon notice to the Master Collateral Agent, and the Master Collateral Agent shall take all actions reasonably requested by Thrifty and Thrifty Finance, at Thrifty's expense, to evidence the termination of this Agreement and the Master Collateral Agent's interest in the Master Collateral, including, without limitation, execute such documents and instruments as Thrifty may prepare and reasonably request to be executed by the Master Collateral Agent in connection with such reassignment; provided, however, that Sections 4.3, 4.4(a), (c), and
(e) through (n), 4.8, and the indemnification set forth in Sections 4.9 and 4.10 shall survive the termination of this Agreement.

      SECTION 5.11. Assignment by Financing Sources. Each Financing Source acknowledges that it has assigned and does hereby assign to its related Beneficiary or Beneficiaries all of its rights and interests under this Agreement and further acknowledges that its related Beneficiary or Beneficiaries may exercise all of such Financing Source's rights hereunder assigned thereto.

      SECTION 5.12. Thrifty Finance Related Documents. To the extent that this Agreement affects the secured parties under Thrifty Finance's Financing Documents, it shall be considered a Related Document (as defined in Thrifty Finance's Financing Documents) for all purposes except voting provisions.

      SECTION 5.13. No Bankruptcy Petition Against Financing Sources. The Master Collateral Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing debt security issued by a Financing Source, it will not institute against, or join with any other Person in instituting against, such Financing Source, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 5.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Financing Source or Beneficiary pursuant to this Agreement; provided, further, that this Section 5.13 shall only be effective with respect to a Financing Source for which the related Financing Documents contain a "no bankruptcy petition" provision similar to this Section 5.13. In the event that the Master Collateral Agent takes action in violation of this Section 5.13, each affected Financing Source agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Master Collateral Agent against such Financing Source or the commencement of such action and raise the defense that the Master Collateral Agent has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this
Section 5.13 shall survive the termination of this Agreement, and the resignation or removal of the Master Collateral Agent.

      SECTION 5.14. Jurisdiction; Consent to Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THRIFTY, THE MASTER COLLATERAL AGENT, ANY FINANCING SOURCE OR ANY BENEFICIARY WITH RESPECT TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN, IN NEW YORK CITY, IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THRIFTY, THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE AND EACH BENEFICIARY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THRIFTY, EACH FINANCING SOURCE AND EACH BENEFICIARY (OTHER THAN THE TRUSTEE) DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, INC., 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THRIFTY, ANY FINANCING SOURCE OR ANY BENEFICIARY AND AS SHALL IRREVOCABLY AGREE IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THRIFTY, EACH FINANCING SOURCE AND EACH BENEFICIARY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THRIFTY, SUCH FINANCING SOURCE OR SUCH BENEFICIARY SO SERVED AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO, EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THRIFTY, SUCH FINANCING SOURCE OR SUCH BENEFICIARY REFUSES TO ACCEPT SERVICE, THRIFTY, EACH FINANCING SOURCE AND EACH BENEFICIARY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHTS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY FINANCING SOURCE OR BENEFICIARY TO BRING PROCEEDINGS AGAINST THRIFTY IN THE COURTS OF ANY OTHER JURISDICTION.

      SECTION 5.15. Waiver of Jury Trial. THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE, EACH BENEFICIARY AND THRIFTY HEREBY

KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE MASTER COLLATERAL AGENT, ANY FINANCING SOURCE, ANY BENEFICIARY OR THRIFTY IN CONNECTION HEREWITH OR THEREWITH. THRIFTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE AND EACH BENEFICIARY ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER RELATED DOCUMENT.

      SECTION 5.16. Insurance Notification. The Master Collateral Agent shall, promptly upon its receipt of notification of any termination of or proposed cancellation or nonrenewal of any insurance policies required to be maintained under any of the Financing Documents, notify the Beneficiary thereof of any such termination, proposed cancellation or nonrenewal.

      IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first above written.

                                    THRIFTY RENT-A-CAR SYSTEM, INC.,
                                      as grantor and as Servicer


                                    By: /s/ Steven B. Hildebrand
                                       ---------------------------------------
                                        Name: Steven B. Hildebrand
                                        Title: Executive Vice President

                                    Address:   5330 East 31st Street
                                               Suite 100
                                               Tulsa, Oklahoma  74135

                                    THRIFTY CAR RENTAL FINANCE
                                      CORPORATION, as grantor


                                    By: /s/ Steven B. Hildebrand
                                       ---------------------------------------
                                        Name: Steven B. Hildebrand
                                        Title: President

                                    Address:   5330 East 31st Street
                                               Suite 100
                                               Tulsa, Oklahoma  74135

                                    BANKERS TRUST COMPANY,
                                      not in its individual capacity
                                      but solely as Master Collateral
                                      Agent


                                    By: /s/ Lillian K. Rancic
                                       ---------------------------------------
                                        Name:  Lillian K. Rancic
                                        Title: Assistant Treasurer

                                    Address:   4 Albany Street
                                               10th Floor
                                               New York, New York  10006

                                    THE FINANCING SOURCES

                                    THRIFTY RENT-A-CAR SYSTEM, INC.


                                    By: /s/ Steven B. Hildebrand
                                       ---------------------------------------
                                        Name: Steven B. Hildebrand
                                        Title: Executive Vice President

                                    Address:   5330 East 31st Street
                                               Suite 100
                                               Tulsa, Oklahoma  74135


                                    THRIFTY CAR RENTAL FINANCE
                                        CORPORATION


                                    By: /s/ Steven B. Hildebrand
                                       ---------------------------------------
                                        Name: Steven B. Hildebrand
                                        Title: President

                                    Address:   5330 East 31st Street
                                               Suite 100
                                               Tulsa, Oklahoma  74135

                                    THE BENEFICIARIES

                                    BANKERS TRUST COMPANY,
                                      not in its individual capacity
                                      but solely as Trustee


                                    By: /s/ Lillian K. Rancic
                                       ---------------------------------------
                                        Name:  Lillian K. Rancic
                                        Title: Assistant Treasurer

                                    Address:   4 Albany Street
                                               10th Floor
                                               New York, New York  10006

                                    THE BENEFICIARIES

                                    THRIFTY CAR RENTAL FINANCE
                                        CORPORATION


                                    By: /s/ Steven B. Hildebrand
                                       ---------------------------------------
                                        Name: Steven B. Hildebrand
                                        Title: President

                                    Address:   5330 East 31st Street
                                               Suite 100
                                               Tulsa, Oklahoma  74135

                                                                       EXHIBIT A

                                  SUPPLEMENT TO
                       MASTER COLLATERAL AGENCY AGREEMENT

      This SUPPLEMENT, dated as of _______, 19__ ("Supplement"), to the Master Collateral Agency Agreement, dated as of December 13, 1995 (as heretofore amended, modified or supplemented, the "Master Collateral Agency Agreement"), among THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), as servicer (in such capacity the "Servicer") and as a grantor, THRIFTY CAR RENTAL FINANCE CORPORATION, an Oklahoma corporation ("Thrifty Finance"), as a grantor, Thrifty Finance and all other parties which have heretofore executed a supplement thereto as a Financing Source (each, a "Financing Source" and collectively, the "Financing Sources"), BANKERS TRUST COMPANY (in its capacity as trustee under the Indenture (as defined in the Master Collateral Agency Agreement)), Thrifty Finance and all other parties which have heretofore executed a supplement thereto as a Beneficiary (each, a "Beneficiary" and collectively, the "Beneficiaries"), and BANKERS TRUST COMPANY, not in its individual capacity but solely as master collateral agent for the Beneficiaries (in such capacity, the "Master Collateral Agent"), ________ ("New Financing Source") and ______________ ("New Beneficiary").

      WHEREAS, the Master Collateral Agent, the Servicer, Thrifty, Thrifty Finance and other parties have entered into the Master Collateral Agency Agreement and now desire to add an additional party to such Agreement.

      NOW, THEREFORE, the parties agree as follows:

      SECTION 1. Master Collateral Agency Agreement. Each of New Financing Source and New Beneficiary hereby acknowledges receipt of an executed copy of the Master Collateral Agency Agreement. New Beneficiary hereby becomes (and is hereby designated by the Servicer) a Beneficiary under the Master Collateral Agency Agreement. New Financing Source hereby becomes (and is hereby designated by the Servicer) a Financing Source under the Master Collateral Agency Agreement. Each of New Financing Source and New Beneficiary agrees to be bound by the terms thereof and hereby authorizes the Master Collateral Agent to act on its behalf under the Master Collateral Agency Agreement with respect to its Related Vehicles and Related Master Collateral.

      SECTION 2. Notice Addresses. Any notice to be given to New Beneficiary or New Financing Source shall be sent as set forth in the Master Collateral Agency Agreement to New Financing Source or New Beneficiary, as the case may be, at the following address:

                             [New Financing Source]
                             ----------------------
                             ----------------------
                                [New Beneficiary]
                             ----------------------
                             ----------------------

      SECTION 3. Counterparts. This Supplement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

      SECTION 4. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

      IN WITNESS WHEREOF, each party hereto has executed this Supplement or caused this Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                                          individually and as Servicer


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address:    5330 East 31st Street
                                                    Suite 100
                                                    Tulsa, Oklahoma  74135



                                        THRIFTY CAR RENTAL FINANCE
                                            CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address:    5330 East 31st Street
                                                    Suite 100
                                                    Tulsa, Oklahoma  74135

                                        BANKERS TRUST COMPANY,
                                            not in its individual capacity but
                                            solely as Master Collateral Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address:    4 Albany Street
                                                    10th Floor
                                                    New York, New York  10006


                                        [NEW FINANCING SOURCE]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address:


                                        [NEW BENEFICIARY]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address:

                                                                       EXHIBIT B

                             SERVICER'S FLEET REPORT

                          Month ending __________, 19__

      Pursuant to Section 2.4 of the Master Collateral Agency Agreement dated as of December 13, 1995, among Thrifty Rent-A-Car System, Inc., individually and as Servicer, Thrifty Car Rental Finance Corporation and Bankers Trust Company, not in its individual capacity but solely as Master Collateral Agent, and the other parties thereto (as amended, supplemented or otherwise modified from time to time, the "Master Collateral Agency Agreement"), the Servicer hereby certifies that attached hereto is a report which shows for the month referred to above for each Financing Source and each Related Vehicle designated thereto as of the last day of each such month and after giving effect to the most recent redesignation of Master Collateral Vehicle (i) the related Beneficiary in respect thereof,
(ii) whether such Related Vehicle is a Thrifty Master Collateral Vehicle or a Thrifty Finance Master Collateral Vehicle, (iii) the last eight digits of the vehicle identification numbers with respect to such Related Vehicle, and (iv) the Capitalized Cost and Net Book Value of such Related Vehicle (calculated in accordance with the Financing Documents relating to the applicable Financing Source). Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Master Collateral Agency Agreement.

      Duly certified and executed, this __ day of __________, 19__.


                                        Thrifty Rent-A-Car System, Inc.,
                                           as Servicer


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT C

                         CERTIFICATE OF TITLE LOCATIONS

Certificates of Title will be received by:

      BANKERS TRUST COMPANY, as Master Collateral Agent

      Address:    4 Albany Street
                  10th Floor
                  New York, New York  10006

and subsequently transferred to:

      THRIFTY RENT-A-CAR SYSTEM, INC., as Servicer

                  5330 East 31st Street
                  Suite 100
                  Tulsa, Oklahoma  74135

                                                                       EXHIBIT D

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENT, that Bankers Trust Company as Master Collateral Agent (the "Master Collateral Agent") under that certain Master Collateral Agency Agreement dated as of December 13, 1995, (as amended, supplemented or otherwise modified from time to time, the "Master Collateral Agency Agreement") among Thrifty Rent-A-Car System, Inc. ("Thrifty"), as servicer (in such capacity, the "Servicer"), Thrifty Car Rental Finance Corporation, various Financing Sources parties thereto, various Beneficiaries parties thereto, and the Master Collateral Agent, does hereby make, constitute and appoint Thrifty Rent-A-Car System, Inc. its true and lawful Attorney(s)-in-Fact for it and in its name, stead and behalf to execute any and all documents and instruments, but only in connection with the following: (i) to note the Master Collateral Agent as the holder of a first Lien on the Certificate of Title, and/or otherwise ensure that the first Lien shown on any and all Certificates of Title (other than any Certificates of Title relating to the Existing Fleet) is in the name of the Master Collateral Agent, (ii) to release the Master Collateral Agent's Lien on any Certificate of Title in connection with the sale or disposition of any related Master Collateral Vehicle permitted pursuant to the provisions of the Financing Documents relating to such Master Collateral Vehicle, (iii) to release the Master Collateral Agent's Lien on any Certificate of Title with respect to any Master Collateral Vehicle which is not a Related Vehicle with respect to any Beneficiary or with respect to which all obligations to the related Beneficiary have been satisfied in full (and any applicable bankruptcy preference period has expired) and (iv) to appoint individual representatives of Thrifty as attorneys-in-fact to act on behalf of Thrifty to fulfill the purposes of this Power of Attorney. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Master Collateral Agency Agreement.

      The powers and authority granted hereunder shall, unless sooner revoked by the Master Collateral Agent in accordance with Section 2.7 of the Master Collateral Agency Agreement or following the resignation or removal of the Master Collateral Agent under the Master Collateral Agency Agreement, cease upon the termination of the Master Collateral Agency Agreement.

      IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on its behalf on this ___ day ________, 1995.

                                          BANKERS TRUST COMPANY,
                                            not in its individual
                                            capacity, but solely as
                                            Master Collateral Agent,


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

STATE OF NEW YORK   )
                    :
COUNTY OF NEW YORK  )

      Subscribed and sworn before me, a notary public, in and for said county and state, this ____ day of _________, 1995.



                                             ----------------------------------
                                             Notary Public


                                             My Commission Expires:

                                                                       EXHIBIT E

            COLLATERAL ASSIGNMENT OF GUARANTEED DEPRECIATION PROGRAM

      THIS COLLATERAL ASSIGNMENT OF GUARANTEED DEPRECIATION PROGRAM, dated as of December 13, 1995 (this "Collateral Assignment") is made by THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty") and THRIFTY CAR RENTAL FINANCE CORPORATION, an Oklahoma corporation ("Thrifty Finance" and, together with Thrifty, the "Assignors"), in favor of BANKERS TRUST COMPANY, a New York banking corporation, as master collateral agent on behalf of Thrifty and Thrifty Finance (the "Assignee"), as so acknowledged, consented to and agreed to by the Assignee, and CHRYSLER CORPORATION, a Delaware corporation (the "Manufacturer").

                               W I T N E S E T H:

      WHEREAS, the Assignors are each participants in the Guaranteed Depreciation Program offered by the Manufacturer to the Assignors with respect to the purchase of new 1995 and 1996 model year vehicles from Manufacturer, including all terms and conditions now or hereafter in effect thereunder (the "Manufacturer Program");

      WHEREAS, pursuant to that certain Master Collateral Agreement, dated as of December 13, 1995 (the "Master Collateral Agreement") among the Assignee, as Master Collateral Agent, the Assignors, and certain lenders named therein as financing sources for the Assignors' fleet of vehicles, each Assignor has pledged, assigned, conveyed, delivered, transferred and set over to the Assignee, and granted to the Assignee a security interest in, all such Assignor's right, title and interest in, to and under, among other collateral, the Manufacturer Program; and

      WHEREAS, this Agreement is intended to transfer to the Assignee each Assignor's interest in the Manufacturer Program and to evidence the Manufacturer's consent to such transfer.

      NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), each Assignor and Assignee agree as follows:

      1. Assignment. Each Assignor hereby irrevocably pledges, assigns, conveys, delivers, transfers and sets over to the Assignee, and grants to the Assignee all such Assignor's right, title and interest in, to and under the Manufacturer Program (whether now existing or hereafter arising) and all monies due and to become due thereunder or in connection therewith, whether payable as guaranteed depreciation payments, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Program or otherwise (exclusive of any payments payable as an advertising and promotional allowance pursuant to and in accordance with the terms of the Manufacturer Program).

      2. Representations and Warranties. Each Assignor hereby represents and warrants to the Assignee that (a) such Assignor's right, title and interest in, to and under the Manufacturer Program is not subject to any other pledge, assignment, encumbrance or hypothecation, and no other security interest exists therein (other than with respect to Thrifty's existing fleet, the security interests held by Chrysler Credit Corporation), and (b) the Manufacturer Program is in full force and effect and there exists no default thereunder.

      3. Manufacturer's Consent. The Manufacturer hereby acknowledges and consents to the assignment, pledge and grant of all right, title and interest of each Assignor in and to the Manufacturer Program to the Assignee and hereby agrees to recognize the Assignee as the holder of the interest of each Assignor under the Manufacturer Program from and after the date of this Agreement and hereby acknowledges that the Assignee has the right to enforce the Manufacturer Program against the Manufacturer. Each Assignor irrevocably instructs the Manufacturer to pay directly to the Assignee, to the account specified by the Assignee, all amounts now or hereafter payable to such Assignor under the Manufacturer Program. Each Assignor waives all claims against the Manufacturer and releases it from all liability arising in connection with any such payments by the Manufacturer to the Assignee.

      4. Manufacturer Program in Full Force and Effect. The Manufacturer acknowledges and agrees that (i) the Manufacturer Program is in full force and effect, (ii) the Manufacturer Program has been duly authorized by the Manufacturer and is a legal, valid and binding obligation of the Manufacturer enforceable in accordance with its terms, and (iii) each of the Assignors is a duly authorized fleet purchaser under the Manufacturer Program entitled to the benefits provided by such Manufacturer Program.

      5. No Amendments. The Manufacturer agrees that it will not modify, amend, alter or otherwise change the provisions of the Manufacturer Program in any way that would reduce the amount payable by the Manufacturer thereunder in respect of the interest of the Assignors assigned to Assignee under this Agreement. The Manufacturer agrees that it will not otherwise reduce any amount payable by it in respect of turned-back Vehicles purchased by the Assignors under the Manufacturer Program for any reason other than charges expressly contemplated in the Manufacturer Program.

      6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one instrument.

      7. Further Assurances. The parties hereby agree that, upon request of any party, each of them will execute and deliver such further documents and instruments as may reasonably be requested in order to carry out the purposes of this Agreement.

      8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      9. Notices to Manufacturer. Any notice provided hereunder to the Manufacturer shall be in writing and, if mailed, shall be deemed to be given upon receipt thereof, and shall be sent by registered or certified mail, postage prepaid, and addressed to the Manufacturer at its address set forth below, or at such other address as the Manufacturer may, by written notice, designate as its address for purposes of notice hereunder.

            Chrysler Corporation
            Fleet Operations
            American Center - 19th Floor
            17777 Franklin Road
            Southfield, MI  48034
            Attention:  General Manager
            Telecopy:  _________________

      with a copy to:

            Chrysler Corporation
            12000 Chrysler Drive
            Highland Park, MI  48388-0001
            Attention:  Vice President, General
                          Counsel & Secretary
            Telecopy: _____________________

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and agreed to and accepted by their respective duly authorized officers as of the day and year first above written.

                                    THRIFTY RENT-A-CAR SYSTEM, INC.,
                                      as Assignor


                                    By:
                                       ----------------------------------------

                                    THRIFTY CAR RENTAL FINANCE
                                      CORPORATION, as Assignor


                                    By:
                                       ----------------------------------------

                                    BANKERS TRUST COMPANY,
                                      as Assignee


                                    By:
                                       ----------------------------------------
                                         Name:
                                         Title:

MANUFACTURER:

Acknowledged, Consented to and
  Agreed to:

CHRYSLER CORPORATION


By:
   ---------------------------------
      Name:
      Title:

                                                                       EXHIBIT F

          LIST OF NEW YORK, NEW YORK AND TULSA, OKLAHOMA BANK HOLIDAYS

                                (to be attached)

                                                                       EXHIBIT G

                         INVESTMENT STANDING INSTRUCTION

                     Thrifty Car Rental Finance Corporation
                              5330 East 31st Street
                                    Suite 100
                              Tulsa, Oklahoma 74135

                                                     ____________________, 199__

Bankers Trust Company
as Master Collateral Agent
4 Albany Street, 10th Floor
New York, New York  10065

      Re: Permitted Investments

Ladies and Gentlemen:

            Reference is made to the Master Collateral Agency Agreement (the "Master Collateral Agency Agreement"), dated as of December 13, 1995, among Thrifty Rent-A-Car System, Inc., as Servicer, Thrifty Car Rental Finance Corporation, various Financing Sources parties thereto, various Beneficiaries parties thereto, and the Master Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Master Collateral Agency Agreement.

            Pursuant to Section 2.5(f) of the Master Collateral Agency Agreement, you are hereby authorized and instructed to invest funds from time to time on deposit in the Master Collateral Account (and not otherwise distributable in accordance with the terms of the Master Collateral Agency Agreement) in the Permitted Investments described in Schedule 1 hereto.


                                              Thrifty Rent-A-Car System, Inc.,
                                              as Servicer under the Master
                                              Collateral Agency Agreement


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title: